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EXHIBIT 99.2

                             CROSS REFERENCE SHEET

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INFORMATION RELATING TO PROVINCIAL DEBT                    LOCATION IN 2002/03 PUBLIC ACCOUNTS
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CONTINGENT LIABILITIES
    Litigations and Other Claims.........................  p. 53 (27(b)(i))
    Other Contingent Liabilities.........................  p. 53 (27(b)(ii))
    Environmental Clean-up...............................  p. 53 (27(b)(iii))
    Aboriginal Land Claims...............................  p. 53 (27(b)(iv))
    Crown Corporations...................................  p. 54 (27(b)(v))

COMMITMENTS..............................................  p. 54 (27(c))
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